Exhibit 21

CORPORATE DIRECTORY
Our consolidated subsidiaries and affiliated companies as of June 30, 2004 are:

Consolidated Subsidiaries of Kennametal Inc.
Kennametal Australia Pty. Ltd.
Kennametal Exports Inc.
Kennametal Foreign Sales Corporation
Kennametal (Canada) Ltd.
Kennametal (Shanghai) Ltd.
Kennametal (Thailand) Co., Ltd.
Kennametal (Xuzhou) Company Ltd.
Kennametal Hardpoint Inc.
Kennametal International S.A. (Panama)
Kennametal Japan Ltd.
Kennametal (Malaysia) Sdn. Bhd.
Kennametal de Mexico, S.A. de C.V.
Kennametal SP. Z.o.o
Kennametal (Singapore) Pte. Ltd.
Kennametal South Africa (Pty.) Ltd.
Kennametal Korea Ltd.
Kennametal Holding (Cayman Islands) Limited
Kennametal Financing I
Kennametal Financing II
Kennametal Holdings Europe Inc.
Adaptive Technologies Corp.
Circle Machine Company
Conforma Clad Inc.
Greenfield Industries, Inc.

Consolidated Subsidiaries of Kennametal Financing II
Kennametal PC Inc.
Kennametal TC Inc.
Kennametal Receivables Corporation

Consolidated Subsidiaries of Kennametal Holdings Europe Inc.
JLK Direct Distribution Inc.
Kennametal Widia Holdings Inc.

Consolidated Subsidiaries of Kennametal Widia Holdings Inc.
Kennametal Europe Holding GmbH
CIRBO Limited (England)

Consolidated Subsidiary of Kennametal Europe Holding GmbH
Kennametal Widia Holding GmbH

Consolidated Subsidiaries of Kennametal Widia Holding GmbH
Kennametal Hertel Europe Holding GmbH
Kennametal Widia Beteiligungs GmbH
Widia GmbH
V & S Werkzeuge GmbH

Consolidated Subsidiary of Kennametal Widia Beteiligungs GmbH
Kennametal Widia GmbH & Co. Kg (Partnership)

Consolidated Subsidiaries of CIRBO Limited (England)
International Twist Drill Limited
Cleveland Europe Limited

Consolidated Subsidiaries of Kennametal Hardpoint, Inc.
Kennametal Hardpoint H.K. Ltd.
Kennametal Hardpoint (Taiwan) Inc.

Consolidated Subsidiary of Kennametal Hardpoint H.K. Ltd.
Kennametal Hardpoint (Shanghai) Ltd.

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Consolidated Subsidiary of Widia GmbH
Meturit AG

Consolidated Subsidiary of Meturit AG
Widia (India) Limited

Consolidated Subsidiaries of Kennametal Holding (Cayman Islands) Limited
Kennametal Argentina S.A.
Kennametal do Brasil Ltda.
Kennametal Chile Ltda.

Consolidated Subsidiaries of JLK Direct Distribution Inc.
J&L America, Inc.
Full Service Supply Inc.

Consolidated Subsidiary of Full Service Supply Inc.
Full Service Supply Ltd. (Canada)

Consolidated Subsidiaries of Kennametal Hertel Europe Holding GmbH
Kennametal Hertel AG
Kemmer Hartmetallwerkzeuge GmbH (Germany)
Kennametal Hungaria Kft.

Consolidated Subsidiaries of Kemmer Hartmetallwerkzeuge GmbH
Kemmer Prazisian GmbH (Germany)
Kemmer CIRBO S.r.l. (Italy)
Kemmer AG (Switzerland)

Consolidated Subsidiary of Kennametal Hungaria Kft.
Kennametal Kft. (Hungary)

Consolidated Subsidiaries of Kennametal Hertel AG
Kennametal Belgium S.A.
Kennametal UK Limited
Kennametal France S.A.S
Kennametal Beteiligungs GmbH
Kennametal Europe GmbH
Kennametal Deutschland GmbH
Kennametal Hertel International GmbH
Kennametal Hertel Korea GmbH
Rubig GmbH & Co. Kg
Kennametal Nederland B.V.
Kennametal Kesici Tak.mlar Sanayi ve Ticaret A.S. (Turkey)
Kennametal Iberica S.L.
Kennametal Osterreich GmbH (Austria)

Consolidated Subsidiaries of Kennametal Beteiligungs GmbH
Kennametal Verwaltungs GmbH & Co. Kg (Partnership)
Kennametal GmbH & Co. Kg (Partnership)

Consolidated Subsidiary of Kennametal Hertel International GmbH
Kennametal Italia S.p.A.

Consolidated Subsidiary of Kennametal Osterreich GmbH
Kennametal Polska Sp. Z.o.o.

Consolidated Subsidiaries of Kennametal UK Limited
Widia UK Ltd.

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HOODCO 565 Limited
Kennametal Hertel UK Holdings Limited (England)

Consolidated Subsidiary of Hertel UK Holdings Limited (England)
Kennametal Hertel EDG Limited

Consolidated Subsidiary of Kennametal Nederland B.V.
Kennametal Engineered Products B.V.

Consolidated Subsidiaries of J&L America, Inc.
J&L Industrial Supply UK (branch)
J&L Werkzeuge und Industriebedarf GmbH (Germany)
STC Liquidation Corp.

Consolidated Subsidiaries of Greenfield Industries, Inc.
Greenfield Industries Canada Incorporated
Hanita Metal Works, Ltd.
Cleveland Twist Drill de Mexico, S.A. de C.V.
Kemmer International, Inc.
Rogers Tool Works, Inc.
South Deerfield Industrial, Inc.

Consolidated Subsidiaries of Hanita Metal Works, Ltd.
Hanita Cutting Tools, Inc.
Hanita Metal Works GmbH (Germany)

Consolidated Subsidiaries of Rogers Tool Works Inc.
TCM Europe, Inc.
RTW Limited (England)
Kennametal Hungary Finance Services Kft.
Kennametal Hungary Holdings Inc.

Consolidated Subsidiary of Cleveland Twist Drill de Mexico, S.A. de C.V.
Herramientas Cleveland, S.A. de C.V.

Consolidated Subsidiary of Herramientas Cleveland, S.A. de C.V.
Greenfield Tools de Mexico, S.A. de C.V.

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